   As filed with the Securities and Exchange Commission on February 21, 1997

                                                       REGISTRATION NO. 33-01297
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            -----------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                       PARAMETRIC TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                        04-2866152
       (State or other jurisdiction            (I.R.S. Employer
            of incorporation)                 Identification No.)

                    128 TECHNOLOGY DRIVE, WALTHAM, MA  02154
   (Address and telephone number of registrant's principal executive offices)

                            -----------------------

                       1987 INCENTIVE STOCK OPTION PLAN
                       1997 INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plan)

                                EDWIN J. GILLIS
             Executive Vice President of Finance and Administration
                       Parametric Technology Corporation
                          Waltham, Massachusetts 02154
                                 (617) 398-5000
           (Name, address and telephone number of agent for service)

                                with copies to:

                              MATTHEW C. DALLETT
                              Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0100

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                    ADDITION OF INCENTIVE STOCK OPTION PLAN

         Registrant hereby amends its Registration Statement on Form S-8 (Commission File No. 33-01297) filed with the Securities and Exchange Commission on February 28, 1996, to add the 1997 Incentive Stock Option Plan, as approved by the stockholders of the Registrant on February 13, 1997, as a plan under which shares registered by the Registration Statement may be issued.



                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 13th day of February, 1997.

                              PARAMETRIC TECHNOLOGY CORPORATION (Registrant)


                              By:/s/ Martha L. Durcan
                                 --------------------
                              Martha L. Durcan, Esq.
                              Vice President and Corporate Counsel